Exhibit 23.01

             Consent of Crouch, Bierwolf & Associates
                       Independent Auditors




We consent to the use, of our report dated March 26, 2001, of the financial statements for Softwall Equipment Corporation, dated December 31, 2000, included herein and to the reference made to us.




Salt Lake City, Utah
March 30, 2001